UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2026

Power Integrations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23441	94-3065014
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5245 Hellyer Avenue, San Jose, California	95138-1002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 414-9200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	POWI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 3, 2026, Power Integrations, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Meeting”). Present in person or by proxy at the Meeting were shares of Common Stock representing 53,728,568 votes, or approximately 96.45% of the 55,703,980 shares outstanding and entitled to vote as of the record date of April 13, 2026, and which constituted a quorum.

At the Meeting, the Company’s stockholders: (i) elected Wendy Arienzo, Ph.D., Anita Ganti, Nancy Gioia, Balakrishnan S. Iyer, Jennifer Lloyd, Ph.D., Gregg Lowe, and Ravi Vig, each to serve as a director of the Company until the 2027 Annual Meeting of Stockholders as described in Proposal One; (ii) approved, on an advisory and non-binding basis, the compensation of the Company’s named executive officers as described in Proposal Two; (iii) ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 as described in Proposal Three; (iv) approved an amendment and restatement of the Company’s 2016 Incentive Award Plan to increase the number of shares of common stock reserved for issuance thereunder as described in Proposal Four; and (v) did not approve a stockholder proposal related to the separation of the office of Chairman and the office of Chief Executive Officer as described in Proposal 5.

The following tables set forth the results of the voting at the Meeting.

Proposal One – to elect seven (7) directors each to hold office until the Company’s 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his earlier death, resignation, or removal:

Director Nominees	For	Withheld	Broker Non-votes
Wendy Arienzo, Ph.D.	50,337,805	840,578	2,550,185
Anita Ganti	50,821,276	357,107	2,550,185
Nancy Gioia	50,993,502	184,881	2,550,185
Balakrishnan S. Iyer	45,129,046	6,049,337	2,550,185
Jennifer Lloyd, Ph.D.	51,110,446	67,937	2,550,185
Gregg Lowe	51,003,012	175,371	2,550,185
Ravi Vig	50,723,251	455,132	2,550,185

Each of the director nominees received the required affirmative vote of holders of a plurality of the votes cast and, therefore, each of the Company’s nominees were elected as a director to hold office until the Company’s 2027 Annual Meeting of Stockholders, and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.

Proposal Two – to approve, on an advisory and non-binding basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-votes
47,396,523	3,775,693	6,167	2,550,185

Proposal Two required the affirmative vote of the holders of a majority of the voting power of the shares of stock present at the Meeting or represented by proxy and entitled to vote thereon and was approved by stockholders as set forth in the table above.

Proposal Three – to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026:

For	Against	Abstain	Broker Non-votes
52,771,119	937,542	19,907	0

Proposal Three required the affirmative vote of the holders of a majority of the voting power of the shares of stock present at the Meeting or represented by proxy and entitled to vote thereon and was approved by stockholders as set forth in the table above.

Proposal Four – to approve an amendment and restatement of the Power Integrations, Inc. 2016 Incentive Award Plan to increase the number of shares of Common Stock reserved for issuance thereunder:

For	Against	Abstain	Broker Non-votes
42,512,170	8,641,807	24,406	2,550,185

Proposal Four required the affirmative vote of the holders of a majority of the voting power of the shares of stock present at the Meeting or represented by proxy and entitled to vote thereon and was approved by stockholders as set forth in the table above.

Proposal Five – to approve a stockholder proposal related to the separation of the office of Chairman and the office of Chief Executive Officer:

For	Against	Abstain	Broker Non-votes
5,778,974	45,300,365	99,043	2,550,185

Proposal Five required the affirmative vote of the holders of a majority of the voting power of the shares of stock present at the Meeting or represented by proxy and entitled to vote thereon and was not approved by stockholders as set forth in the table above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

Dated: June 4, 2026	By:	/s/ Andrew S. Hughes
Andrew S. Hughes
Senior Vice President, General Counsel & Corporate Secretary

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